SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                              Form S-8

                     Registration Statement
                              Under
                    The Securities Act of 1933

                NOVA NATURAL RESOURCES CORPORATION
       (Exact name of registrant as specified in its charter)

Commission File Number

	COLORADO			      0-15078        84-1227328
(State or other jurisdiction of     Commission     (IRS Employer
of incorporation or organization)   File Number    Identification No.)

4340 East Kentucky Avenue, Suite 418
Glendale, CO 80246-2060
-------------------------------------------
(Address of Principal Executive Offices)	(Zip Code)


        Stock Issuance Pursuant to Employment Agreements,
Long Range Corporate Planning and Business Development, Legal Services
                  And 2001 Stock Option Plan
        --------------------------------------------------------
                   (Full title of the plan)


		                  	Copy to:

Edward Chan 				Mark D. Stubbs, Esq.
4340 East Kentucky Avenue		212 2nd Avenue West
Suite 418                           Twin Falls, Idaho 83301
Glendale, CO 80246-2060             P.O. Box 1884
(720) 524-1363	       		(208) 734-6677
(Name, address and telephone
  number of agent for service)

	Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.




CALCULATION OF REGISTRATION FEE
Title of           Amount to be      Proposed            Proposed        Amount of
Securities to be   Registered:       Maximum             maximum         Registration Fee
Registered:                          offering price per  aggregate
Common Stock       24,153,000        share:              offering Price: $784.97
Par Value $.10                       $.13                $3,139,890.00

1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average bid and asked price as reported on the OTC Bulletin Board on August 30, 2001.

                               PART I

           INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Registration Statement on Form S-8 will be sent or given to participants in the 2001 Non-Qualified Stock Option Plan (the "Stock Plan") as specified under Rule 428(b)(i) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all documents included in such file.


                            PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000.

     (b) The Company's Form 8-K, as amended, for an event which occurred on February 27, 2001.

     (c) All other reports filed pursuant to Section 13(a)or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above, including, but not limited to, the Company's quarterly reports on Form 10-QSB for the fiscal quarter ended June 30, 2001.

	All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

Common Stock

 	General. The Company is authorized to issue 300,000,000 shares of Common Stock, $.10 par value per share.

	The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

	Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

	Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.


Preferred Stock

	General. There are no outstanding issued shares of Convertible Preferred Stock. The Company is authorized to issue three million (3,000,000) shares of Series A Convertible Preferred Stock with a par value of $1.00 per share, and two million (2,000,000) shares of Series B Convertible Preferred Stock.

	Voting Rights. There are no outstanding issued shares of Convertible Preferred Stock of any series.

	Dividend Policy. There are no outstanding issued shares of Convertible Preferred Stock of any series so there is currently no policy regarding dividends on Preferred Stock.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Revised Statutes of the State of Colorado and the Company's Articles of Incorporation, provide for the indemnification of the Companies directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faint in a manner reasonably believed to by in or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to which the director is not legally entitled.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

4.1. Consulting Agreement dated June 8, 2001 with Patrick Au d/b/a CPC Johnsen Investment Management LLC
4.2   Employment Agreement with Edward Chan dated August 23, 2001.
4.3   Employment Agreement with Brian B. Spillane dated August 23,
      2001.
4.4   Employment Agreement with Chris Tse dated August 23, 2001.
4.5 	Consultant Agreement with Mark D. Stubbs Esq. Dated July 10,
      2001
4.6  2001 Non-Qualified Stock Option Plan
4.7  Resale Prospectus
5.1 Opinion and consent of Mark D. Stubbs Esq. Re: the legality of the shares being registered.
23.1 Consent of Mark D. Stubbs (included in Exhibit 5.1)
23.2 Consent of  Hein + Associates LLP, Certified Public Accountants
23.3 Consent of Eddy S.L. Chin, Chartered Accountant.

ITEM 9. UNDERTAKINGS

     (a)  The registrant hereby undertakes:

     (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment of any of the securities that remain unsold at the end of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing
provisions,   or  otherwise,  the registrant  has been advised that
in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glendale, State of Colorado on the 28th day of August, 2001.

 		NOVA NATURAL RESOURCES, INC.



           By: /s/
           -----------------------------------------
           EDWARD S. CHAN,  PRESIDENT AND CEO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signatures         Title                     Date
       ---------------    ---------                 --------

/s/ Edward S. Chan       President, CEO, Treasurer   August 29, 2001
- ------------------------  (Principal Executive Officer)
EDWARD S. CHAN

/s/ Brian B. Spillane,    Secretary and Director     August 29, 2001.
- ------------------------
BRIAN B. SPILLANE



EXHIBIT 4.1

                           CONSULTING AGREEMENT

     This consulting agreement (this "Agreement") is made effective the 8th day of June, 2001 by and between Nova Natural Resources Corporation, (the "Company"), and Patrick Au d/b/a CPC Johnsen, a personal services company, whose principal place of business in 30 Rawlings Avenue, Richmond Hill, Ontario, Canada L4S 1B5 (the "Consultant").

                           RECITALS

     WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business; and,

     WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below.

                          AGREEMENT

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.  TERM.

     The term of this Agreement shall commence on the date hereof and end two years thereafter on the anniversary date hereof unless extended in a writing signed by both parties.

     2. CONSULTING SERVICES

     Consultant agrees to provide the following services for the
     Company:

     (a) Long range corporate planning and business development, including but not limited to the development of corporate strategy, market direction and implantation of business plans.
     (b) Review and analysis of potential markets and customers in such markets.
     (c) Review of operations and analysis of deviations from the business plan for such markets.
     (d) Identify appropriate merger/acquisition candidates in the PRC.
     (e) Screen candidates to focus on those which fit into Company's criteria, eliminating those which do not fit the desired profile.
     (f) Work with Company to develop and refine criteria which will further Company's corporate objectives and take maximum advantage of the present desire of many Chinese companies to be part of a publicly-traded American company which is Chinese-controlled.
     (g) Assist in the negotiations, regardless of duration, to work out terms whereby Company either merges with, makes an investment in, or purchases the candidates outright.
     (h) Provide on-going advice and assistance in assimilating acquired companies into Company, which tasks will include assisting in resolving any managerial difficulties which may arise after the transaction takes place.

     3. COMPENSATION.

     (a) Initial Issuance of Shares of Stock. In consideration of the consulting services set forth in paragraph 2 (a) and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant ten million (10,000,000) shares of the Company's Common stock and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933 pursuant to the Company's Non-Qualified Stock Option Plan 2001, and the terms and rules thereof.

     (b)  Issuance  and  Delivery.   One half of The Common  Stock,
that is, five million (5,000,000) shares shall issued and delivered within 45 days of completion of the registration, at which time, the Company shall deliver to the Consultant:

            (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

            (ii) evidence that the Shares or the Stock Option plan have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

     (c) Second Issuance of Shares of Stock. In further consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant an additional five million (5,000,000) shares of the Company's Common stock and register such shares at the time of issuance, or immediately thereafter. This final delivery of said Shares shall occur prior to the expiration of one year from the anniversary date hereof.

     (d)  Expenses.   During the term of the Consultant's engagement
hereunder.   The  Consultant  shall  be  entitled  to receive prompt
reimbursement for all reasonable expensesincurred by the Consultant in performing services hereunder including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

4. CONFIDENTIAL INFORMATION.

     (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

     (b) Exclusions. For purposes of this paragraph 4, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

     (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

     (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 4 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 4.

5.   REPRESENTATION AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

     (b) Authorization and Validity of Shares. The Shares have been or will be duly authorized and validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

     (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

     (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

     (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

6.   FILINGS.

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD").

7.   SUPPLYING INFORMATION.

     The Company shall cooperate with the Consultant in supplying such publicly available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

8.   INDEMNIFICATION.

     (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgements, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgements, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

9.   INDEPENDENT CONTRACTOR STATUS.

     It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such control is not
because  of  any   presumed employer-employee relationship. The
Consultant shall have no authority to bind the company.

      The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

10.   NOTICE.

     All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:		Patrick Au d/b/a CPC Johnsen
				30 Rawlings Avenue
				Richmond Hill, Ontario, Canada L4S 1B5

To the Company:		Nova Natural Resources Corporation
                        4340 Kentucky Avenue, Suite 418
                        Glendale, Colorado 80246-2060
                        Fax: 720.524.1364

11.  MISCELLANEOUS

     (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

     (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

    (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorney's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

    (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

    (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

    (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                      NOVA NATURAL RESOURCES CORPORATION

                      By:			/s/
                         -------------------------------
                         Edward S. Chan, Its President

                      Patrick Au d/b/a CPC JOHNSEN

                      By:			/s/
                         -------------------------------
     				 ------------------------Its Manager
					(type or print)



EXHIBIT 4.2
                   EXECUTIVE EMPLOYMENT AGREEMENT
                           EDWARD CHAN

     This document will set forth the terms of the agreement between EDWARD CHAN ("Employee") and NOVA NATURAL RESOURCES CORPORATION, a Colorado corporation, ("NOVA" or "Employer")and is effective as of March 1, 2001.

1.	Employment.

	Employee will serve as President and Chief Executive Officer of NOVA and as such Employee will perform those duties which are normal and customary in the industry for like positions. Employee will be responsible for the leadership of NOVA which includes, but is not limited to, the development and implementation of company strategy, communication within and without NOVA, and organizational structure and integrity including the determination and definition of
employees' responsibilities.  Employee's position includes the express powers, as well as the implied powers, necessary to
effectuate all tasks that are reasonably necessary.   In Employee's
capacity as President and Chief Executive Officer of NOVA, Employee will perform such duties for NOVA and its affiliates as they may reasonably require and will report directly to the NOVA Board of Directors, through its Chairman, and through the managing directors of NOVA. Employee will perform full-time services on an exclusive basis for NOVA and its affiliates.

2.	Term.

	The term of this Agreement will commence on the date hereof and continue until terminated by either party giving to the other not less than 90 days notice in writing; provided, however, that Employee and Company may not give such notice during the first thirty six (36) months of the term hereof; and, provided further, that this Agreement will in any event terminate on the seventh anniversary hereof.
Employee acknowledges that NOVA is not required to actually utilize Employee's services hereunder, but this shall not release NOVA of its obligation to pay Employee the compensation set forth herein, subject to NOVA's right to terminate this Agreement or to continue Employee's employment after expiration of the term hereof, and Employee expressly acknowledges that no promises or understandings to the contrary have been made or reached.

3.	Base Compensation.

	NOVA will pay Employee a base salary of $120,000 per annum. NOVA will be responsible for all applicable withholding taxes, including unemployment insurance, workers compensation insurance, if applicable, social security taxes and NOVA's portion of state and federal taxes. Such salary will be payable in regular monthly installments on NOVA's regular paydays during the term. Salary may be paid in stock but as soon as NOVA's cash flow allows, in cash. Employee may, subject to available funds and at the sole discretion of NOVA, Employee may sell all or a portion of stock issued in lieu of salary, back to NOVA at Employee's cost.

4.	Severance.

	Upon termination of this Agreement by NOVA pursuant to Section 2 above, NOVA agrees to pay Employee in cash in US dollars any portion of the salary owed to date and for the 90-day notification period during which the services of Employee are not required by NOVA. Additionally, NOVA agrees to pay any bonus compensation (as determined in accordance with Section 5 below) which is accrued but unpaid as of the last day of the 90-day notification period (whether or not Employee renders services hereunder until such date), plus any accrued vacation pay or other paid time off, to such date. All severance compensation set forth in this Section 4 shall be paid in a single lump sum payment which shall be due and payable on the last day of the 90-day notification period, with the exception of accrued but unpaid bonus compensation (as determined in accordance with Section 5 below), which shall be paid in accordance with Section 5. All benefits set forth in Section 6 hereof, except any pension or other retirement benefits but including the annual expense reimbursement advance (or a pro rata portion thereof, as applicable), will also continue for a 15 month period after the date of the termination notice delivered by NOVA pursuant to Section 2.

5.	Bonus Compensation.

	NOVA agrees to implement a bonus plan as approved by the Board of Directors, which will reward Employee for his performance and achievement based on standards set by the Board.

6.	Other Benefits.

	Employee will receive a quarterly expense reimbursement advance in an amount as determined by the board, Employee will account for all expenses in accordance with NOVA's then prevailing policy
(which shall include appropriate itemization and substantiation of expenses incurred, and shall require receipts for all expenses over
$25.00), not less than monthly.   NOVA will additionally reimburse
Employee for Employee's reasonable and necessary business expense in excess of such amount in accordance with its then prevailing policy. Employee will be entitled to four (4) weeks vacation per year with pay during the term of this agreement. Employee may accrue no more than five (5) weeks of vacation and any vacation accrued and not used by the end of the calendar year in excess of five (5) weeks shall be lost. Any travel undertaken on behalf of NOVA may be business class or better, as NOVA policy permits). Employee may take Employee's spouse on business trips with Employee so long as Employee reimburses NOVA for (i) the difference between the value of one business class
(or first class, if applicable) airfare and the aggregate cost of the airfare for Employee and Employee's spouse, and (ii) all other incremental or additional costs incurred or occasioned by Employee's spouse. Employee may be granted options in accordance with the NOVA Share Option and Bonus Schemes. The grant of options is at the discretion of the management of NOVA. Employee and Employee's family will be eligible to participate in the current NOVA health and medical plans when established, at no cost to Employee. Employee expressly agrees and acknowledges that after the expiration of the term hereof, Employee will be entitled to no additional benefits not expressly set forth herein, except as specifically provided under the benefit plans referred to herein and those benefit plans in which Employee may subsequently become a participant, and subject in all cases to the terms and conditions of each such plan.


     NOVA will, at least quarterly, reimburse employee for all expenses incurred by employee for medical care (as defined in Section 213(e) of Title 26 of the United States Code) of employee, employee's spouse, and employee's dependents (as defined in Section 152 of Title 26 of the United States Code). Expenses for medical care (as defined in Section 213(e) of Title 26 of the United States Code), include all amounts for hospital bills, doctor and dental bills, drugs, and premiums on accident and health insurance, including hospitalization, medical, and surgical insurance. Dependents (as defined in Section 152 of Title 26 of the United States Code), includes any member of employee's family over one-half of whose support is furnished by employee.

	NOVA may, in its discretion, pay directly any or all of the above- defined expenses in lieu of making reimbursements for such expenses. In that event, NOVA shall be relieved of all further responsibility with respect to that particular medical expense.

	Reimbursement to, or the payment on behalf of, employee covered by the accident and health plan, including employee's spouse and dependents, shall be limited to a maximum during each calendar year of five thousand dollars ($5,000.00), and does not include cost of an individual coverage under any group hospitalization and major medical insurance policy covering the employees of NOVA. If the commencement day of employment of employee covered by such plan shall be after the beginning of any calendar year, or if employee covered by this plan terminates his employment prior to the end of any calendar year for any reason other than death or permanent disability, employee's maximum reimbursement for such calendar year shall, in any such event, be reduced proportionately on the basis of the number of full months of employment during such calendar year.

	When applying for reimbursement under the above-stated plan, employee shall submit to NOVA, at least quarterly, all doctor, dental, hospitalization, or any other medical bills, including premium notices for health or accident insurance, for verification by NOVA prior to payment. Failure to comply with this provision may, within the discretion of NOVA, terminate employee's right to reimbursement. Payment by NOVA under the above-stated plan may be made at thetime or times determined by NOVA in its discretion, but in no event shall such payments be made later than the end of the month following the close of any calendar year.

	Reimbursement for medical care provided under the above-stated plan shall be made by NOVA only in the event and to the extent that such reimbursement or payment is not provided for under any insurance policy or policies, whether owned by NOVA or by employee, and to the extent of the coverage under any such policy or policies, NOVA shall be relieved of any and all liability under the above-stated plan.

7.	Termination by NOVA.

	NOVA may terminate this Agreement:

     (a)	for cause by delivery of written notice if Employee has
engaged in willful material breach of duty in the course of Employee's employment, in the case of Employee's habitual neglect of Employee's duty or conviction of a felony; or

     (b)	by delivery of written notice if Employee has suffered a
disability which prevents Employee's performance of Employee's full-time duties under this Agreement. For purposes hereof, Employee will be deemed to have suffered a disability if any physical or mental condition prevents Employee from providing full-time services to NOVA for an aggregate of 90 days during any period of 180 days.

Notwithstanding the foregoing, however, prior to termination by NOVA pursuant to Section 7(a), Employee shall have a period of 30 days in which to cure any breach under Section 7(a) (if such breach is of a nature that it can be cured) from the date of delivery of a notice to Employee by NOVA setting forth in detail the particular failure or other breach of duty hereunder. In the event of termination by NOVA under Section 7(a) Employee shall be entitled to receive no further compensation or benefits hereunder except for base compensation and benefits which shall have vested or accrued and remain unpaid as of the last consecutive day upon which Employee render full-time services hereunder and Employee shall not be entitled to receive any accrued but unpaid bonus compensation. In the event of termination by NOVA under Section 7(b), Employee be entitled to receive $120,000 and any bonus compensation which is accrued but unpaid as of the date of the termination notice delivered by NOVA. All benefits set forth in Section 6 hereof, other than any pension or other retirement, will continue for a 12-month period after the date of such termination notice.

8.	Termination by Employee.

	Employee may terminate this Agreement at any time subject to the provisions set forth in Section 2 above and in the event of such termination, Employee shall be entitled to receive no further compensation or benefits hereunder except for benefits which have vested, unpaid base compensation which has accrued and bonus compensation which has been earned and remains unpaid as of the last consecutive day upon which Employee renders full-time services hereunder.

9.	Constructive Termination.

	In the event that (i) any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing majority of the voting power of the securities of NOVA, (ii) or in the event that any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing a majority of the voting power of the securities of NOVA, (iii) or in the event that a Change of Control of NOVA (as hereinafter defined) occurs, (iv) or in the event that all or substantially all of NOVA's assets (as computed on a consolidated basis) are sold, or (v) in the event that NOVA is merged with any entity and such entity is the survivor and a person or entity (other than NOVA) becomes the beneficial owner of securities of such survivor representing a majority of the voting power of the securities of such survivor, (in each case referenced in clauses (i) through (v) above, a "Sale of the Company"), NOVA shall be deemed to have terminated Employee upon consummation of such transaction, and $240,000 shall be paid to Employee in cash at the closing of such transaction. In addition, the amount of any accrued but unpaid bonus compensation as of the date of closing of the Sale of the Company (as determined in accordance with Section 5 hereof) shall be paid to Employee in cash within thirty (30) days after the date of closing. In the event of such constructive termination, Employee agrees to cooperate with NOVA, its affiliates and/or the purchaser for a period of up to ninety (90) days following the closing at NOVA's request to assist in the transition to a new management and/or winding up or liquidation of NOVA and/or its affiliates; provided, however, that it is specifically agreed that Employee shall not be required during such 90-day period to provide services to the Company in the capacity set forth in Section 1 hereof. All benefits set forth in Section 6 hereof, other than any pension or other retirement benefits but including the expense reimbursement advance, will also continue for a 15-month period after the closing of the Sale of the Company. For purposes of this Agreement, the term "Change of Control of NOVA" shall mean a change in the composition of the Board of Directors of NOVA such that the incumbent members of the Board of Directors on the date hereof (as the composition of the same is subsequently changed from time to time hereafter by election, retirement and removal in the normal course of affairs) cease to represent a majority of the members of such Board as a result of (i) a change in ownership of NOVA Common Shares, (ii) the consolidation or merger of NOVA with or into an unrelated third party, or (iii) a proxy solicitation done for the purpose of effecting such a change.

10.	Material Breach; Liquidation Damages.

	Employee may terminate this Agreement upon material breach by NOVA of any material provision hereof by delivering written notice to NOVA's Board of Directors; provided, however, that prior to termination of Employee, NOVA shall have a period of 30 days in which to cure such breach (if such breach is of a nature that it may be cured) from the date of delivery of a notice to NOVA by Employee setting forth in detail the particular breach hereunder. Upon such termination, Employee shall be entitled to receive as liquidated damages the severance compensation set forth in Section 4 above (including any accrued but unpaid bonus compensation as set forth therein) and the benefits outlined in Section 6 hereof (other than any pension or other retirement benefits but including the expense reimbursement advance), for one year or for the remaining term of the contract which ever is greater.

11.	Disputes.

	Any dispute or controversy arising under, out of, in connection with or in relation to the termination of this Agreement (i) by NOVA pursuant to Section 7(a), (ii) by Employee pursuant to Section 10, or
(iii) pursuant to Section 9, shall be determined and settled by submission for hearing to an arbitrator in an expedited arbitration proceeding conducted in Glendale, Colorado in accordance with the rules and procedures of the American Arbitration Association. Such submission and hearing shall be initiated by any party by delivery of written notice to the other party demanding a hearing and specifying the controversy or dispute to be settled. The decision of the arbitrator shall be binding and conclusive on the parties hereto. In the case of a dispute arising under Section 7(a) hereunder, if NOVA is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 7(a), Employee shall be entitled to receive the severance compensation set forth in Section 4 (including any accrued but unpaid bonus as set forth therein) in a lump sum payment (less any portion thereof previously paid to Employee) and to receive all other benefits set forth in Section 6 (other than any pension or other retirement benefits but including the expense reimbursement advance) for a period of 15 months after the date the arbitrator's decision is rendered (as reduced by any period of time during the pendancy of the arbitration in which Employee received such benefits). In the case of a dispute arising under Section 10 hereof, if Employee is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 10 hereof, Employee shall not be entitled to receive any compensation or benefits from or after the last consecutive day upon which Employee rendered full-time services hereunder except for base compensation, bonus compensation and benefits which shall have accrued, been earned or vested as of such day, and if Employee shall have received any compensation to which Employee is not entitled hereunder, Employee shall immediately pay over to NOVA an amount equal to such unearned compensation. Because time is of the essence in the resolution of any dispute or controversy to be settled pursuant to this Section 11, the parties agree that any unreasonable delay of the proceedings before the arbitrator by any party hereto may be the subject of sanctions by the arbitrator and each of the parties hereto agrees to use its best efforts to cause the final resolution of any dispute or controversy hereunder to occur within three months of the date of termination giving rise thereto.

12.	Duty to Mitigate; Offset.

	It is expressly agreed and understood that in the event of the termination of this Agreement (i) by NOVA pursuant to Section 2 hereof, (ii) by Employee pursuant to Section 10 hereof, or (iii) pursuant to Section 9 hereof, Employee shall have no affirmative duty to mitigate the damages payable to Employee by NOVA and further that no amounts actually earned or accrued by Employee for employment or similar services during the period of time subsequent to such termination will be offset against any amounts to which Employee is otherwise entitled hereunder.

13.	Entire Agreement; Modification; Etc.

	This Agreement sets forth the entire understanding between Employee and NOVA, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and all prior personal service or employment agreements (whether written, oral or implied) between Employee (or any company through which Employee provide Employee's services) and NOVA or any affiliate or predecessor of NOVA are terminated as of the commencement of the term of this Agreement and Employee hereby waives all rights under any such prior personal service or employment agreements which accrue after the date of the execution hereof. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by each of the parties hereto or by the party to be bound thereby. No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other provision. A delay or failure to assert rights or a breach of this Agreement shall not be deemed to be a waiver of such right either with respect to that breach or any subsequent breach.

14.	Assignment.

	This Agreement may not be assigned by either party.

15.	Colorado Law.

	This Agreement will be governed by and construed in accordance with the internal laws of the State of Colorado applicable to contracts to be executed and performed wholly in that state.

NOVA NATURAL RESOURCES CORPORATION


By:  ____________________________	Dated:
        Director


READ, ACCEPTED AND AGREED TO:


________________________________	Dated:
Edward Chan







EXHIBIT 4.3
                   EXECUTIVE EMPLOYMENT AGREEMENT
                         BRIAN B. SPILLANE


This document will set forth the terms of the agreement between BRIAN
B. SPILLANE ("Employee")and NOVA NATURAL RESOURCES CORPORATION, a
Colorado corporation, ("NOVA" or "Employer") and is effective as of March 1, 2001.

1.	Employment.

	Employee will serve as Secretary of NOVA and as such Employee will perform those duties which are normal and customary in the industry for like positions. Employee will be responsible to the President and CEO of NOVA and will perform all assigned tasks, which include, but are not limited to, assisting in the development and implementation of company strategy, communication within and without NOVA, and organizational structure and integrity including the determination and definition of employees' responsibilities. Employee's position includes the express powers, as well as the implied powers, necessary to effectuate all tasks that are reasonably
necessary.   In Employee's capacity as an employee of NOVA, Employee
will perform such duties for NOVA and its affiliates as they may reasonably require and as assigned and will report directly to the President of NOVA.

2.	Term.

	The term of this Agreement will commence on the date hereof and continue until terminated by either party giving to the other not less than 90 days notice in writing; provided, however, that Employee and Company may not give such notice during the first thirty six (36) months of the term hereof; and, provided further, that this Agreement will in any event terminate on the seventh anniversary hereof. Employee acknowledges that NOVA is not required to actually utilize Employee"s services hereunder, but this shall not release
NOVA of its obligation to pay Employee the compensation set forth herein, subject to NOVA's right to terminate this Agreement or to continue Employee's employment after expiration of the term hereof, and Employee expressly acknowledges that no promises or understandings to the contrary have been made or reached.

3.	Base Compensation.

	NOVA will pay Employee a base salary of $72,000 per annum. NOVA will be responsible for all applicable withholding taxes, including unemployment insurance, workers compensation insurance, if applicable, social security taxes and NOVA's portion of state and federal taxes. Such salary will be payable in regular monthly installments in US dollars, on NOVA's regular paydays during the term. Salary may be paid in stock but as soon as NOVA's cash flow allows, in cash. Employee may, subject to available funds and at the sole discretion of NOVA, Employee may sell all or a portion of stock issued in lieu of salary, back to NOVA at Employee's cost.

4.	Severance.

	Upon termination of this Agreement by NOVA pursuant to Section 2 above, NOVA agrees to pay Employee in cash in US dollars any portion of the salary owed to date and for the 90-day notification period during which the services of Employee are not required by NOVA. Additionally, NOVA agrees to pay any bonus compensation (as determined in accordance with Section 5 below) which is accrued but unpaid as of the last day of the 90-day notification period (whether or not Employee renders services hereunder until such date), plus any accrued vacation pay or other paid time off, to such date. All severance compensation set forth in this Section 4 shall be paid in a single lump sum payment which shall be due and payable on the last day of the 90-day notification period, with the exception of accrued but unpaid bonus compensation (as determined in accordance with Section 5 below), which shall be paid in accordance with Section 5.

5.	Bonus Compensation.

	NOVA agrees to implement a bonus plan as approved by the Board of Directors, which will reward Employee for his performance and achievement based on standards set by the Board.

6.	Other Benefits.

     Employee will receive a quarterly expense reimbursement advance in an amount as determined by the board. Employee will account for all expenses in accordance with NOVA's then prevailing policy (which shall include appropriate itemization and substantiation of expenses incurred, and shall require receipts for all expenses over $25.00),
not less than monthly.   NOVA will additionally reimburse Employee
for Employee's reasonable and necessary business expense in excess of such amount in accordance with its then prevailing policy. Employee will be entitled to three (3) weeks vacation per year with pay during the term of this agreement. Employee may accrue no more than four
(4) weeks of vacation and any vacation accrued and not used by the end of the calendar year in excess of four (4) weeks shall be lost. Any travel undertaken on behalf of NOVA may be business class (or better, as NOVA policy permits). Employee may take Employee's spouse on business trips with Employee so long as Employee reimburses NOVA for (i) the difference between the value of one business class (or first class, if applicable) airfare and the aggregate cost of the airfare for Employee and Employee's spouse, and (ii) all other incremental or additional costs incurred or occasioned by Employee's spouse. Employee may be granted options in accordance with the NOVA Share Option and Bonus Schemes. The grant of options is at the discretion of the management of NOVA. Employee and Employee's family will be eligible to participate in the current NOVA health and medical plans when established, at no cost to Employee. Employee expressly agrees and acknowledges that after the expiration of the term hereof, Employee will be entitled to no additional benefits not expressly set forth herein, except as specifically provided under the benefit plans referred to herein and those benefit plans in which Employee may subsequently become a participant, and subject in all cases to the terms and conditions of each such plan.

     NOVA will, at least quarterly, reimburse employee for all expenses incurred by employee for medical care (as defined in Section 213(e) of Title 26 of the United States Code) of employee, employee's spouse, and employee's dependents (as defined in Section 152 of Title 26 of the United States Code). Expenses for medical care (as defined in Section 213(e) of Title 26 of the United States Code), include all amounts for hospital bills, doctor and dental bills, drugs, and premiums on accident and health insurance, including hospitalization, medical, and surgical insurance. Dependents (as defined in Section 152 of Title 26 of the United States Code), includes any member of employee's family over one-half of whose support is furnished by employee.

	NOVA may, in its discretion, pay directly any or all of the above- defined expenses in lieu of making reimbursements for such expenses. In that event, NOVA shall be relieved of all further responsibility with respect to that particular medical expense.

	Reimbursement to, or the payment on behalf of, employee covered by the accident and health plan, including employee's spouse and dependents, shall be limited to a maximum during each calendar year of five thousand dollars ($5,000.00), and does not include cost of an individual coverage under any group hospitalization and major medical insurance policy covering the employees of NOVA. If the commencement day of employment of employee covered by such plan shall be after the beginning of any calendar year, or if employee covered by this plan terminates his employment prior to the end of any calendar year for any reason other than death or permanent disability, employee's maximum reimbursement for such calendar year shall, in any such event, be reduced proportionately on the basis of the number of full months of employment during such calendar year.

	When applying for reimbursement under the above-stated plan, employee shall submit to NOVA, at least quarterly, all doctor, dental, hospitalization, or any other medical bills, including premium notices for health or accident insurance, for verification by NOVA prior to payment. Failure to comply with this provision may, within the discretion of NOVA, terminate employee's right to reimbursement. Payment by NOVA under the above-stated plan may be made at the time or times determined by NOVA in its discretion, but in no event shall such payments be made later than the end of the month following the close of any calendar year.

	Reimbursement for medical care provided under the above-stated plan shall be made by NOVA only in the event and to the extent that such reimbursement or payment is not provided for under any insurance policy or policies, whether owned by NOVA or by employee, and to the extent of the coverage under any such policy or policies, NOVA shall be relieved of any and all liability under the above-stated plan.

7.	Termination by NOVA.

	NOVA may terminate this Agreement:

     (a)	for cause by delivery of written notice if Employee has
engaged in willful material breach of duty in the course of Employee's employment, in the case of Employee's habitual neglect of Employee's duty or conviction of a felony; or

     (b)	by delivery of written notice if Employee has suffered a
disability which prevents Employee's performance of Employee's full-time duties under this Agreement. For purposes hereof, Employee will be deemed to have suffered a disability if any physical or mental condition prevents Employee from providing full-time services to NOVA for an aggregate of 90 days during any period of 180 days.

Notwithstanding the foregoing, however, prior to termination by NOVA pursuant to Section 7(a), Employee shall have a period of 30 days in which to cure any breach under Section 7(a) (if such breach is of a nature that it can be cured) from the date of delivery of a notice to Employee by NOVA setting forth in detail the particular failure or other breach of duty hereunder. In the event of termination by NOVA under Section 7(a) Employee shall be entitled to receive no further compensation or benefits hereunder except for base compensation and benefits which shall have vested or accrued and remain unpaid as of the last consecutive day upon which Employee render full-time services hereunder and Employee shall not be entitled to receive any accrued but unpaid bonus compensation. In the event of termination by NOVA under Section 7(b), Employee shall be entitled to receive $72,000 and any bonus compensation which is accrued but unpaid as of the date of the termination notice delivered by NOVA. All benefits set forth in Section 6 hereof, other than any pension or other retirement benefits , will continue for a 12-month period after the date of such termination notice under Section 7 (b).

8.	Termination by Employee.

	Employee may terminate this Agreement at any time subject to the provisions set forth in Section 2 above and in the event of such termination, Employee shall be entitled to receive no further compensation or benefits hereunder except for benefits which have vested, unpaid base compensation which has accrued and bonus compensation which has been earned and remains unpaid as of the last consecutive day upon which Employee renders full-time services hereunder.

9.	Constructive Termination.

	In the event that (i) any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing a majority of the voting power of the securities of NOVA, (ii) or in the event that any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing a majority of the voting power of the securities of NOVA, (iii) or in the event that a Change of Control of NOVA (as hereinafter defined) occurs, (iv) or in the event that all or substantially all of NOVA's assets (as computed on a consolidated basis) are sold, or (v) in the event that NOVA is merged with any entity and such entity is the survivor and a person or entity (other than NOVA) becomes the beneficial owner of securities of such survivor representing a majority of the voting power of the securities of such survivor, (in each case referenced in clauses (i) through (v) above, a "Sale of the Company"), NOVA shall be deemed to have terminated Employee upon consummation of such transaction, and $144,000 shall be paid to Employee in cash at the closing of such transaction. In addition, the amount of any accrued but unpaid bonus compensation as of the date of closing of the Sale of the Company (as determined in accordance with Section 5 hereof) shall be paid to Employee in cash within thirty (30) days after the date of closing. In the event of such constructive termination, Employee agrees to cooperate with NOVA, its affiliates and/or the purchaser for a period of up to ninety (90) days following the closing at NOVA's request to assist in the transition to a new management and/or winding up or liquidation of NOVA and/or its affiliates; provided, however, that it is specifically agreed that Employee shall not be required during such 90-day period to provide services to the Company in the capacity set forth in Section 1 hereof. All benefits set forth in Section 6 hereof, other than any pension or other retirement benefits but including the expense reimbursement advance, will also continue for a 15-month period after the closing of the Sale of the Company. For purposes of this Agreement, the term "Change of Control of NOVA" shall mean a change in the composition of the Board of Directors of NOVA such that the incumbent members of the Board of Directors on the date hereof (as the composition of the same is subsequently changed from time to time hereafter by election, retirement and removal in the normal course of affairs) cease to represent a majority of the members of such Board as a result of (i) a change in ownership of NOVA Common Shares, (ii) the consolidation or merger of NOVA with or into an unrelated third party, or (iii) a proxy solicitation done for the purpose of effecting such a change.

10.	Material Breach; Liquidation Damages.

	Employee may terminate this Agreement upon material breach by NOVA of any material provision hereof by delivering written notice to NOVA's Board of Directors; provided, however, that prior to termination of Employee, NOVA shall have a period of 30 days in which to cure such breach (if such breach is of a nature that it may be cured) from the date of delivery of a notice to NOVA by Employee setting forth in detail the particular breach hereunder. Upon such termination, Employee shall be entitled to receive as liquidated damages the severance compensation set forth in Section 4 above (including any accrued but unpaid bonus compensation as set forth therein) and the benefits outlined in Section 6 hereof (other than any pension or other retirement benefits but including the expense reimbursement advance), for one year or for the remaining term of the contract which ever is greater.

11.	Disputes.

	Any dispute or controversy arising under, out of, in connection with or in relation to the termination of this Agreement (i) by NOVA pursuant to Section 7(a), (ii) by Employee pursuant to Section 10, or
(iii) pursuant to Section 9, shall be determined and settled by submission for hearing to an arbitrator in an expedited arbitration proceeding conducted in Glendale, Colorado in accordance with the rules and procedures of the American Arbitration Association. Such submission and hearing shall be initiated by any party by delivery of written notice to the other party demanding a hearing and specifying the controversy or dispute to be settled. The decision of the arbitrator shall be binding and conclusive on the parties hereto. In the case of a dispute arising under Section 7(a) hereunder, if NOVA is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 7(a), Employee shall be entitled to receive the severance compensation set forth in Section 4 (including any accrued but unpaid bonus as set forth therein) in a lump sum payment (less any portion thereof previously paid to Employee) and to receive all other benefits set forth in Section 6 (other than any pension or other retirement benefits but including the expense reimbursement advance) for a period of 15 months after the date the arbitrator's decision is rendered (as reduced by any period of time during the pendancy of the arbitration in which Employee received such benefits). In the case of a dispute arising under Section 10 hereof, if Employee is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 10 hereof, Employee shall not be entitled to receive any compensation or benefits from or after the last consecutive day upon which Employee rendered full-time services hereunder except for base compensation, bonus compensation and benefits which shall have accrued, been earned or vested as of such day, and if Employee shall have received any compensation to which Employee is not entitled hereunder, Employee shall immediately pay over to NOVA an amount equal to such unearned compensation. Because time is of the essence in the resolution of any dispute or controversy to be settled pursuant to this Section 11, the parties agree that any unreasonable delay of the proceedings before the arbitrator by any party hereto may be the subject of sanctions by the arbitrator and each of the parties hereto agrees to use its best efforts to cause the final resolution of any dispute or controversy hereunder to occur within three months of the date of termination giving rise thereto.

12.	Duty to Mitigate; Offset.

	It is expressly agreed and understood that in the event of the termination of this Agreement (i) by NOVA pursuant to Section 2 hereof, (ii) by Employee pursuant to Section 10 hereof, or (iii) pursuant to Section 9 hereof, Employee shall have no affirmative duty to mitigate the damages payable to Employee by NOVA and further that no amounts actually earned or accrued by Employee for employment or similar services during the period of time subsequent to such termination will be offset against any amounts to which Employee is otherwise entitled hereunder.

13.	Entire Agreement; Modification; Etc.

	This Agreement sets forth the entire understanding between Employee and NOVA, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and all prior personal service or employment agreements (whether written, oral or implied) between Employee (or any company through which Employee provide Employee's services) and NOVA or any affiliate or predecessor of NOVA are terminated as of the commencement of the term of this Agreement and Employee hereby waives all rights under any such prior personal service or employment agreements which accrue after the date of the execution hereof. No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by each of the parties hereto or by the party to be bound thereby. No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other provision.
A delay or failure to assert rights or a breach of this Agreement shall not be deemed to be a waiver of such right either with respect to that breach or any subsequent breach.


14.	Assignment.

	This Agreement may not be assigned by either party.

15.	Colorado Law.

	This Agreement will be governed by and construed in accordance with the internal laws of the State of Colorado applicable to contracts to be executed and performed wholly in that state.

NOVA NATURAL RESOURCES CORPORATION


By:  ____________________________	Dated:
       President


READ, ACCEPTED AND AGREED TO:


________________________________	Dated:
Brian B. Spillane



EXHIBIT 4.4
                  EXECUTIVE EMPLOYMENT AGREEMENT
                            CHRIS TSE


This document will set forth the terms of the agreement between CHRIS TSE ("Employee") and NOVA NATURAL RESOURCES CORPORATION, a Colorado corporation, ("NOVA" or "Employer") and is effective as of March 1, 2001.

1.	Employment.

	Employee will serve as a vice president of NOVA and as such Employee will perform those duties which are normal and customary in the industry for like positions. Employee will be responsible to the President and CEO of NOVA and will perform all assigned tasks, which include those indicated in Employee's Job Description. In Employee's capacity as an employee of NOVA, Employee will perform such duties for NOVA and its affiliates as they may reasonably require and as assigned and will report directly to the President of NOVA. Employee will perform full-time services on an exclusive basis for NOVA and its affiliates.

2.	Term.

	The term of this Agreement will commence on the date hereof and continue until terminated by either party giving to the other not less than 90 days notice in writing; provided, however, that Employee and Company may not give such notice during the first thirty six (36) months of the term hereof; and, provided further, that this Agreement will in any event terminate on the seventh anniversary hereof. Employee acknowledges that NOVA is not required to actually utilize Employee's services hereunder, but this shall not release
NOVA of its obligation to pay Employee the compensation set forth herein, subject to NOVA's right to terminate this Agreement or to continue Employee's employment after expiration of the term hereof, and Employee expressly acknowledges that no promises or understandings to the contrary have been made or reached.

3.	Base Compensation.

	NOVA will pay Employee a base salary of $48,000 per annum. NOVA will be responsible for all applicable withholding taxes, including unemployment insurance, workers compensation insurance, if applicable, social security taxes and NOVA's portion of state and
federal taxes.   Such salary will be payable in regular monthly
installments on NOVA's regular paydays during the term.   Salary may
be paid in stock but as soon as NOVA's cash flow allows, in cash. Employee may, subject to available funds and at the sole discretion of NOVA sell all or a portion of stock issued in lieu of salary back to NOVA at Employee's cost.

4.	Severance.

	Upon termination of this Agreement by NOVA pursuant to Section 2 above, NOVA agrees to pay Employee in cash in US dollars, any portion of the salary owed to date and for the 90-day notification period during which the services of Employee are not required by NOVA. Additionally, NOVA agrees to pay any bonus compensation (as determined in accordance with Section 5 below) which is accrued but unpaid as of the last day of the 90-day notification period (whether or not Employee renders services hereunder until such date), plus any accrued vacation pay or other paid time off, to such date. All severance compensation set forth in this Section 4 shall be paid in a single lump sum payment which shall be due and payable on the last day of the 90-day notification period, with the exception of accrued but unpaid bonus compensation (as determined in accordance with Section 5 below), which shall be paid in accordance with Section 5.

5.	Bonus Compensation.

	NOVA agrees to implement a bonus plan as approved by the Board of Directors, which will reward Employee for his performance and achievement based on standards set by the Board.

6.	Other Benefits.

	Employee will receive a quarterly annual expense reimbursement advance in an amount as determined by the board. Employee will account for all expenses in accordance with NOVA's then prevailing policy (which shall include appropriate itemization and substantiation of expenses incurred and shall require receipts for all expenses over $25.00), not less than monthly. NOVA will additionally reimburse Employee for Employee's reasonable and necessary business expense in excess of such amount in accordance with its then prevailing policy.  Employee will be entitled to two (2) weeks vacation per year with pay during the term of this
agreement.   Employee may accrue no more than three (3) weeks
vacation and any vacation accrued and not used by the end of the calendar year in excess of three (3) weeks shall be forfeited. Any travel undertaken on behalf of NOVA may be business class (or better, as NOVA policy permits). Employee may take Employee's spouse on business trips with Employee so long as Employee reimburses NOVA for (i) the difference between the value of one business class (or first class, if applicable) airfare and the aggregate cost of the airfare for Employee and Employee's spouse, and (ii) all other incremental or additional costs incurred or occasioned by Employee's spouse. Employee may be granted options in accordance with the NOVA Share Option and Bonus Schemes. The grant of options is at the discretion of the management of NOVA. Employee and Employee's family will be eligible to participate in the current NOVA health and medical plans when established, at no cost to Employee. Employee expressly agrees and acknowledges that after the expiration of the term hereof, Employee will be entitled to no additional benefits not expressly set forth herein, except as specifically provided under the benefit plans referred to herein and those benefit plans in which Employee may subsequently become a participant, and subject in all cases to the terms and conditions of each such plan.

7.	Termination by NOVA.

	NOVA may terminate this Agreement:

(a)	for cause by delivery of written notice if Employee have
engaged in willful material breach of duty in the course of Employee's employment, in the case of Employee's habitual neglect of Employee's duty or conviction of a felony; or

(b)	by delivery of written notice if Employee has suffered a
disability which prevents Employee's performance of Employee's full-time duties under this Agreement. For purposes hereof, Employee will be deemed to have suffered a disability if any physical or mental condition prevents Employee from providing full-time services to NOVA for an aggregate of 90 days during any period of 180 days.

Notwithstanding the foregoing, however, prior to termination by NOVA pursuant to Section 7(a), Employee shall have a period of 30 days in which to cure any breach under Section 7(a) (if such breach is of a nature that it can be cured) from the date of delivery of a notice to Employee by NOVA setting forth in detail the particular failure or other breach of duty hereunder. In the event of termination by NOVA under Section 7(a) Employee shall be entitled to receive no further compensation or benefits hereunder except for base compensation and benefits which shall have vested or accrued and remain unpaid as of the last consecutive day upon which Employee render full-time services hereunder and Employee shall not be entitled to receive any accrued but unpaid bonus compensation. In the event of termination by NOVA under Section 7(b), Employee shall be entitled to receive $48,000 and any bonus compensation which is accrued but unpaid as of the date of the termination notice delivered by NOVA. All benefits set forth in Section 6 hereof, other than any pension or other retirement benefits , will continue for a 12-month period after the date of such termination notice under Section 7 (b).

8.	Termination by Employee.

	Employee may terminate this Agreement at any time subject to the provisions set forth in Section 2 above and in the event of such termination, Employee shall be entitled to receive no further compensation or benefits hereunder except for benefits which have vested, unpaid base compensation which has accrued and bonus compensation which has been earned and remains unpaid as of the last consecutive day upon which Employee renders full-time services hereunder.

9.	Constructive Termination.

	In the event that (i) any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing a majority of the voting power of the securities of NOVA, (ii) or in the event any person or entity (other than NOVA) becomes the beneficial owner of securities of NOVA representing a majority of the voting power of the securities of NOVA, (iii) or in the event a Change of Control of NOVA (as hereinafter defined) occurs, (iv) or in the event all or substantially all of NOVA's assets (as computed on a consolidated basis) are sold, or (v) NOVA is merged with any entity and such entity is the survivor and a person or entity (other than NOVA) becomes the beneficial owner of securities of such survivor representing a majority of the voting power of the securities of such survivor, (in each case referenced in clauses (i) through (v) above, a "Sale of the Company"), NOVA shall be deemed to have terminated Employee upon consummation of such transaction, and $96,000 shall be paid to Employee in cash at the closing of such transaction. In addition, the amount of any accrued but unpaid bonus compensation as of the date of closing of the Sale of the Company
(as determined in accordance with Section 5 hereof) shall be paid to Employee in cash within thirty (30) days after the date of closing. In the event of such constructive termination, Employee agrees to cooperate with NOVA, its affiliates and/or the purchaser for a period of up to ninety (90) days following the closing at NOVA's request to assist in the transition to a new management and/or winding up or liquidation of NOVA and/or its affiliates; provided, however, that it is specifically agreed that Employee shall not be required during such 90-day period to provide services to the Company in the capacity set forth in Section 1 hereof. All benefits set forth in Section 6 hereof, other than any pension or other retirement benefits but including the expense reimbursement advance, will also continue for a 15-month period after the closing of the Sale of the Company. For purposes of this Agreement, the term "Change of Control of NOVA" shall mean a change in the composition of the Board of Directors of NOVA such that the incumbent members of the Board of Directors on the date hereof (as the composition of the same is subsequently changed from time to time hereafter by election, retirement and removal in the normal course of affairs) cease to represent a majority of the members of such Board as a result of (i) a change in ownership of NOVA Common Shares, (ii) the consolidation or merger of NOVA with or into an unrelated third party, or (iii) a proxy solicitation done for the purpose of effecting such a change.

10.	Material Breach; Liquidation Damages.

	Employee may terminate this Agreement upon material breach by NOVA of any material provision hereof by delivering written notice to NOVA's Board of Directors; provided, however, that prior to termination of Employee, NOVA shall have a period of 30 days in which to cure such breach (if such breach is of a nature that it may be cured) from the date of delivery of a notice to NOVA by Employee setting forth in detail the particular breach hereunder. Upon such termination, Employee shall be entitled to receive as liquidated damages the severance compensation set forth in Section 4 above (including any accrued but unpaid bonus compensation as set forth therein) and the benefits outlined in Section 6 hereof (other than any pension or other retirement benefits but including the expense reimbursement advance), for one year or for the remaining term of the contract which ever is greater.

11.	Disputes.

	Any dispute or controversy arising under, out of, in connection with or in relation to the termination of this Agreement (i) by NOVA pursuant to Section 7(a), (ii) by Employee pursuant to Section 10, or
(iii) pursuant to Section 9, shall be determined and settled by submission for hearing to an arbitrator in an expedited arbitration proceeding conducted in Glendale, Colorado in accordance with the rules and procedures of the American Arbitration Association. Such submission and hearing shall be initiated by any party by delivery of written notice to the other party demanding a hearing and specifying the controversy or dispute to be settled. The decision of the arbitrator shall be binding and conclusive on the parties hereto. In the case of a dispute arising under Section 7(a) hereunder, if NOVA is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 7(a), Employee shall be entitled to receive the severance compensation set forth in Section 4 (including any accrued but unpaid bonus as set forth therein) in a lump sum payment (less any portion thereof previously paid to Employee) and to receive all other benefits set forth in Section 6 (other than any pension or other retirement benefits but including the expense reimbursement advance) for a period of 15 months after the date the arbitrator's decision is rendered (as reduced by any period of time during the pendancy of the arbitration in which Employee received such benefits). In the case of a dispute arising under Section 10 hereof, if Employee is determined by the arbitrator to have terminated this Agreement other than in accordance with the provisions of Section 10 hereof, Employee shall not be entitled to receive any compensation or benefits from or after the last consecutive day upon which Employee rendered full-time services hereunder except for base compensation, bonus compensation and benefits which shall have accrued, been earned or vested as of such day, and if Employee shall have received any compensation to which Employee is not entitled hereunder, Employee shall immediately pay over to NOVA an amount equal to such unearned compensation. Because time is of the essence in the resolution of any dispute or controversy to be settled pursuant to this Section 11, the parties agree that any unreasonable delay of the proceedings before the arbitrator by any party hereto may be the subject of sanctions by the arbitrator and each of the parties hereto agrees to use its best efforts to cause the final resolution of any dispute or controversy hereunder to occur within three months of the date of termination giving rise thereto.

12.	Duty to Mitigate; Offset.

	It is expressly agreed and understood that in the event of the termination of this Agreement (i) by NOVA pursuant to Section 2 hereof, (ii) by Employee pursuant to Section 10 hereof, or (iii) pursuant to Section 9 hereof, Employee shall have no affirmative duty to mitigate the damages payable to Employee by NOVA and further that no amounts actually earned or accrued by Employee for employment or similar services during the period of time subsequent to such termination will be offset against any amounts to which Employee is otherwise entitled hereunder.

13.	Entire Agreement; Modification; Etc.

	This Agreement sets forth the entire understanding between Employee and NOVA, and there are no terms, conditions, representations, warranties or covenants other than those contained herein and all prior personal service or employment agreements (whether written, oral or implied) between Employee (or any company through which Employee provide Employee's services) and NOVA or any affiliate or predecessor of NOVA are terminated as of the commencement of the term of this Agreement and Employee hereby waives all rights under any such prior personal service or employment agreements which accrue after the date of the execution hereof.
No term or provision of this Agreement may be amended, waived, released, discharged or modified in any respect except in writing, signed by each of the parties hereto or by the party to be bound thereby. No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other provision. A delay or failure to assert rights or a breach of this Agreement shall not be deemed to be a waiver of such right either with respect to that breach or any subsequent breach.

14.	Assignment.

	This Agreement may not be assigned by either party.

15.	Colorado Law.

	This Agreement will be governed by and construed in accordance with the internal laws of the State of Colorado applicable to contracts to be executed and performed wholly in that state.


NOVA NATURAL RESOURCES CORPORATION


By:  ____________________________	Dated:
       President


READ, ACCEPTED AND AGREED TO:


________________________________	Dated:
Chris Tse



EXHIBIT 4.5

               ATTORNEY RETAINER  AGREEMENT  PRIVATE


	NOVA NATURAL RESOURCES CORPORATION, A Colorado Corporation, (hereinafter referred to as "Client") retains and agree to pay the undersigned, (hereinafter referred to as "Attorney") and Attorney agrees to represent the Client in the following legal matter on the terms and conditions following:

Description Of Matter(s): General legal services as assigned from time to time.

1. RETAINER AND FEES. Client will pay Attorney for services rendered legal fees either on a per hour basis, as set forth herein, or by payment of a regular retainer as set forth herein, plus all costs, expenses, including paralegal services. Hourly time will be charged to the nearest 1/10 of an hour. Hourly records will be sent to Client on a regular basis and Client agrees to review said records and raise any issues with Attorney within sixty (60) days of receiving any statement or invoices. In the alternative, Client may pay Attorney a retainer amount for general legal services which retainer amount will be adjusted annually, based upon the work performed by Attorney during the prior year. Client may pay the Attorney by delivering securities of a value equal to the amount due, at Client's option.

2. EXCLUDED LEGAL SERVICE. Unless specifically included by being typed in or written in as part of the above description of this legal matter, the fee does not include and an additional charge will be made for all legal services performed in handling any other legal matter for Client. Attorney reserves the right to refuse to provide services and may retain outside legal counsel to assist on certain matters with the consent of Client.

3. COSTS AND EXPENSES. The costs and expenses which are incurred in furtherance of Client's legal matter are in addition to and are not part of the attorneys' fee. Attorney will incur no extraordinary expense nor any expense in excess of $500.00 without prior approval of Client. Client will reimburse the actual amount of all such ordinary and reasonable costs and expenses. Said costs and expenses shall include but not be limited to disbursements, copy costs, long distance charges, fax charges, mail and fed-ex charges, travel expenses and other costs and expenses incurred on behalf of Client by the Attorney, his staff, or persons employed by him for Client's case. Client may object to the reasonableness of any such expenses or costs within sixty (60) days of receiving a statement for payment thereof. It is understood that Attorney is merely being reimbursed for said costs and expenses and is not selling such to Client.

4. PAYMENT. All sums due to the Attorney shall be paid by the Client upon presentation of statements therefor unless other arrangements for payment satisfactory to the Attorney are made in
writing.   All sums due are payable within 10 days of Client's
receipt of a statement.   A late charge will be imposed on any
portion of the previous month's balance which is not timely paid of 1% per month or an annual percentage rate of 12%.

5. DISPUTE RESOLUTION. Client and Attorney agree that in the event a dispute arises out of this agreement or any matter related to the relationship between them as Attorney and Client, that said matter or matters will be resolved first by mediation and then if unsuccessful, by arbitration pursuant to the rules of mediation and arbitration of the American Arbitration Association. In the alternative, Client may elect to settle fee disputes by using alternatives offered by the State Bar Association.

6. WITHDRAWAL. In the event that Client fails to pay any sums to Attorney when due, Client hereby grants the Attorney authority to withdraw as counsel for Client.

7. DISCLAIMER OF WARRANTY AND MERGER OF AGREEMENT. Attorney has made no warranties as to the successful result or conclusion of Client's legal matter, and all expressions made by Attorney relative thereto are matters of Attorney's opinion only. This agreement constitutes the entire agreement of the parties and supersedes all prior written and oral agreements or representations regarding its subject matter.

DATED this 10th  day July, 2001.


Mark D. Stubbs, Attorney at Law    NOVA NATURAL RESOURCES CORPORATION

		/S/						/S/
------------------------------     ---------------------------
						By:
                                   ---------------------------



EXHIBIT 4.6
               NOVA NATURAL RESOURCES CORPORATION
              2001 NON-QUALIFIED STOCK OPTION PLAN

         This 2001 Non-Qualified Stock Option Plan correctly sets forth the provisions of the 2001 Non-Qualified Stock Option Plan.

                           ARTICLE I
                    ESTABLISHMENT AND PURPOSE

          I.1 Establishment. Nova Natural Resources Corporation, a Colorado corporation ("Company"), hereby establishes a Non-Qualified stock option plan for employees, members of the board of directors, independent contractors, consultants and advisors, providing material services other than those independent contractors and consultants involved in capital-raising activities including fundraising and public relations, to the Company and its present and future subsidiaries which shall be known as the "2001 NON-QUALIFIED STOCK OPTION PLAN" (the "Plan"). None of the options issued to employees pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Options issued pursuant to the Plan shall constitute non-qualified options.

          I.2 Purpose. The purpose of this Plan is to enhance shareholder investment by attracting, retaining, and motivating key employees, independent contractors, consultants and advisors of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company's success.

                           ARTICLE II
                           DEFINITIONS

          II.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code, as amended.

          (c)  "Committee" shall mean the Committee provided by
Article IV hereof, which may be created at the discretion of the Board.

          (d) "Company" means Nova Natural Resources Corporation, a Colorado corporation.

          (e) "Consultant" means any person or entity, including a Parent Corporation or a Subsidiary Corporation, who provides services (other than as an Employee) to the Company, a Parent Corporation or a Subsidiary Corporation, and shall include independent contractors, Non-Employee Officers and Non-Employee Directors, as defined subsequently.

          (f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to Section VIII.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

          (g) "Employee" means any person, including an officer or director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation or a director of the Company or a Subsidiary Corporation.

          (h) "Fair Market Value" means the fair market value of Stock upon which an option is granted under this Plan, determined as follows:

          (i) So long as the Stock is listed or traded on the OTC Bulletin Board, the NASDAQ Stock Market or a national securities exchange, the Fair Market Value shall be the average of the last reported sale prices of the Stock for the 20 trading days prior to the date of grant of this option, provided that if no sale is made on any such trading day, the last reported sale price shall be the average of the closing bid and asked prices for such day; or Otherwise, Fair Market Value shall be an amount, not less than book value, determined by the Board, such determination to be final and binding on the Holder.

          (j) "Non-Employee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

          (k) Non-Employee Officer" means an officer of the Company who is not an employee of the Company at the time an Option is granted hereunder.

          (l) "Non-qualified Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Non-qualified Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

          (m) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be a Non-qualified Option.

          (n) "Optionee" means an Employee or Consultant holding an Option under the Plan.

          (o) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

          (p) "Subsidiary Corporation" shall have the meaning set forth in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

          (q) "Significant Shareholder" means an individual who, within the meaning of Section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 424(d) of the Code.

          (r) "Stock" means the $.10 par value common stock of the Company.

         II.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


                            ARTICLE III
                   ELIGIBILITY AND PARTICIPATION

          III.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Non-qualified Options under the Plan. All Consultants are eligible to participate in this Plan and receive Non-qualified Options hereunder. Optionees in the Plan shall be selected by the Board, in its sole discretion, from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                             ARTICLE IV
                           ADMINISTRATION

          IV.1 Administration. The Board shall be responsible for administering the Plan.

          a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

          (b) At the discretion of the Board, this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than two members of the Board. The members of such Committee may be directors who are eligible to r receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. At such time as the Company has any class of equity security which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, the Committee shall consist solely of two or more Non-Employee Directors as that term is defined in Rule 16b-3 under that Act. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of this Plan.

         (c) If the Committee has been appointed, the Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

           (d) Where the Committee has been created by the Board, references in this Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

           (e) The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.


                          ARTICLE V
                  STOCK SUBJECT TO THE PLAN

          V.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan upon exercise of Non-Qualified Options shall be 11,653,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section V.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or Shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

          V.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

          V.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Section V.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                           ARTICLE VI
                     DURATION OF THE PLAN

          VI.1 Duration of the Plan. Subject to approval of shareholders, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                          ARTICLE VII
                   TERMS OF STOCK OPTIONS

          VII.1 Grant of Options. Subject to Section V.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant.

          (a) The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

          VII.2 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the non-transferability provisions required by Section X.2 hereof and specifies: whether the Option is a Non-qualified Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

          (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

               (i) Term. The duration of the Option shall be five years from the date of grant.
              (ii) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option specified hereafter, The Optionee may exercise his Options in whole or in part, and at any time and from time to time within its term but it shall not be exercisable after the expiration of five (5) years from the date on which it was granted.

          (b) The Board shall be free to specify terms and conditions other than those set forth above, in its discretion provided Options already issued are not changed.

          VII.3 Option Price. The Option Price shall be determined by the Board of Directors, except that Option Price for consultants and/or independent contractors may not be ess than Fair Market Value on the date of grant. The Option exercise price shall be subject to adjustment as provided in Section V.3 above.

          VII.4 Term of Options. Each Option shall expire at such time as then Board shall determine when it is granted, provided however that under no circumstances shall a Non-qualified Option be exercisable later than the tenth anniversary date of its grant.

          VII.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

          VII.6 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or (ii) if acceptable to the Board, in Stock or in some other form.


                           ARTICLE VIII
                 WRITTEN NOTICE, ISSUANCE OF STOCK
                CERTIFICATES, SHAREHOLDER PRIVILEGES

          VIII.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

          VIII.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a permitted nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

          VIII.3 Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

                          ARTICLE IX
            TERMINATION OF EMPLOYMENT OR SERVICES

          IX.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

          IX.2 Termination other than for Cause or Due to Death. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code ss. 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

          (a) In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a Corporation to the Company, shall not be considered a termination of employment for purposes of this Plan.

         (b) The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved of absence upon termination of employment.

          IX.3 Termination for Cause. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall terminate upon notice of termination for cause.

                         ARTICLE X
                    RIGHTS OF OPTIONEES

         X.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation, or upon any Consultant any right to continue to provide services to the Company or a Subsidiary Corporation.

          X.2 Non-transferability. All Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                        ARTICLE XI
               OPTIONEE-EMPLOYEE'S TRANSFER
                   OR LEAVE OF ABSENCE

          XI.1 Optionee-Employee's Transfer or Leave of Absence. For purposes of this Plan:

          (a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

          (b) A leave of absence for such an Optionee which is duly authorized in writing by the Company or a Subsidiary Corporation shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

                          ARTICLE XII
                  AMENDMENT, MODIFICATION, AND
                    TERMINATION OF THE PLAN

          XII.1 Amendment, Modification, and Termination of the Plan.

          (a) The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

                (i) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

               (ii) change the class of Employees or Consultants eligible to receive Options;

               (b) No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                          ARTICLE XIII
                ACQUISITION, MERGER OR LIQUIDATION

          XIII.1   Acquisition.

          (a) In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been excised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share.

          (b) For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

          (c) Where the Company does not exercise its option under this Section XIII.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

          XIII.2 Merger or Consolidation. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

         XIII.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either
(i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially reserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

                           ARTICLE XIV
                   SECURITIES REGISTRATION

           XIV.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

          XIV.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                            ARTICLE XV
                         TAX WITHHOLDING

          XV.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                           ARTICLE XVI
                        INDEMNIFICATION

          XVI.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.


                          ARTICLE XVII
                      REQUIREMENTS OF LAW

          XVII.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          XVII.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

                          ARTICLE XVIII
                     EFFECTIVE DATE OF PLAN

          XVIII.1  Effective Date. The Plan shall be effective on
September 1, 2001.

                          ARTICLE XIX
                NO OBLIGATION TO EXERCISE OPTION

          XIX.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

                          ARTICLE XX
                     STOCKHOLDER APPROVAL

          XX.1 Stockholder Approval. This Plan shall be submitted for approval and ratification by a vote of the holders of a majority of the shares of Common Stock of the Company no later than December 31, 2001 and shall not affect the validity of any Option issued under this Plan.

         THIS 2001 NON-QUALIFIED STOCK OPTION PLAN was adopted by the Board of Directors of NOVA NATURAL RESOURCES CORPORATION on
August 28, 2001 to be effective on that date.

NOVA NATURAL RESOURCES CORPORATION


-----------------------------------
Edward Chan, President and
Chief Executive Officer



EXHIBIT 4.7

RESALE PROSPECTUS

NOVA NATURAL RESOURCES CORPORATION

TO 11,653,000 SHARES OF COMMON STOCK WHICH THE SELLING SHAREHOLDERS MAY RESELL UNDER THIS PROSPECTUS

You should read this resale prospectus carefully before you invest. This prospectus relates to 11,653,000 shares of common stock $.10 par value per share (the "Common Stock") of Nova Natural Resources Corporation (the "Company"). The stockholders of the Company listed in the "Selling Stockholders" section of this resale prospectus may offer and resell shares of Common Stock under this resale prospectus for their own accounts. Nova Natural Resources Corporation will not receive any proceeds from the resale of these shares by the selling stockholders.

These shares were issued or are issuable to the selling stockholders and others as follows:

(i)  11,653,000 shares issued and issuable under the 2001
Non-Qualified Stock Option Plan (the "Plan")

     The selling stockholders may offer their common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. These future prices are not currently known.

     Nova Natural Resources Corporation stock is traded on the NASDAQ OTC Bulletin Board under the symbol "NVNU". During the last 30 trading days prior to August 22, 2001, the average reported sale price for the common stock on the NASDAQ OTC Bulletin Board was $.11 per share.

     See Risk Factors beginning on page 2 to read about factors you should consider before buying shares of common stock.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION  MADE TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is August 28, 2001.

RISK FACTORS

     You should carefully consider the risks described below before deciding whether to invest in Nova Natural Resources Corporation. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually materialize, the business, financial condition and results of operations of Nova Natural Resources Corporation could be materially and adversely affected.
In such a case, the trading price of Nova Natural Resources Corporation common stock could decline, and you could lose all or part of your investment.

     A variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following:

 Limited Sources of Funding

(a) Present and anticipated sources of funds may be insufficient to meet the Company's working capital needs. In prior years, the Company's manufacturing operations were able to utilize the credit of a much larger parent company to finance its working capital needs. Since these operations are no longer associated with that parent company, the credit facilities of the parent are no longer available, and it is more difficult and not always possible for the Company's manufacturing operations to secure adequate financing to support the level of sales the Company is capable of attaining. In addition, the Company presently has no liquid funds in North America, and since such funds are necessary to cover its administrative expenses and other costs of maintaining its corporate office and fulfilling its obligations as a public company, the Company will have to either borrow such funds, transfer funds from its manufacturing operations, or raise new capital to cover such costs. Its ability to raise funds for such purposes is not known at this time.

Product Sales Subject to Market Fluctuations and Changing Technology

(b) The Company may not be able to attain the level of sales of its products it has been able to achieve in the past. Sales of electronic products which are manufactured by the Company -- Television sets, DVD equipment, Computers and Computer Monitors -- all are subject to fluctuations in both demand and in price dependent on the strength of the economies into which these products are sold. Forecasting the strength of these markets and the Company's ability to maintain or increase market share is difficult at best.
Electronic technology changes rapidly, and the manufacture and sale of these products is very competitive. The Company competes with many companies, most of which are considerably larger. The Company also manufactures products on an OEM basis for several large electronics manufacturers, and the level of such sales is dependent on the ability of those companies to market their brand-name products, an ability over which the Company has no control.

Impact of China's Acceptance into the World Trade Organization

(c) If China is accepted into the World Trade Organization ("WTO"), the Company will be positioned to expand its market area, which is currently limited to Southeast Asia and the Middle East. At the present time, it cannot be determined whether China will be accepted into the WTO, when this will occur, or what effect it will actually have on the Company's business and operations.

Impact of Changes in Chinese Government

(d) At present, the Chinese Government is supportive of numerous measures which have been undertaken or are planned which are favorable to the growth of manufacturing operations within the PRC, particularly if such operations export a significant portion of their production. A change in leadership is expected to take place within the Chinese Government over the next several years. There can be no guarantee that the Government will continue its supportive policies, nor can it can determined what effect, if any, changes in Government policy will have on the Company's operations in the future.

Fluctuations in Common Stock Price

(e) The Company's common stock is subject to wide fluctuations in price due to, but not limited to the following factors:

   (i) the amount of stock in public hands is small relative to the capitalization of the Company, and trading volume has generally been light, which tends to result in significant price changes dependent on whether there is an abundance of either buyers or sellers;

   (ii) variations in our quarterly or annual financial results, or those of our competitors. The Company's electronics manufacturing operations tend to be cyclical from quarter to quarter within a given fiscal year.

   (iii) the market's perception of companies involved in high-tech activities varies considerably, and is greatly influenced by results and projected results of other high-tech companies, even though there may be little relation between the business activities of those companies and those of our company;

   (iv)  an economic downturn is presently underway in the United
States, and in other countries. Prices of and the demand for common stock usually reflect economic conditions;

   (v) the comments of financial analysts about the Company's prospects, both positive and negative, can greatly influence purchases and sales of our common stock;

   (vi)  publicity -- both favorable and unfavorable;

Length of Time in Business

(f) The Company has not been in business for a long period of time, and may encounter risks and difficulties unknown to it at this time which could have an unfavorable effect on the Company's ability to operate profitably.

Limited Window of Opportunity

(g) The Company believes there is currently a window of opportunity to acquire other profitable high growth companies based in the PRC which wish to attain multi-national status and achieve a listing of their shares in the United States. Accordingly, we are discussing with various such companies the possibility of exchanging shares of Nova for the assets and/or shares of these companies. These discussions have not yet resulted in the signing of a Letter of Intent with any such company, and it cannot be determined when, or if, a Letter of Intent might be signed, or if signed, whether the transaction contemplated will be successfully completed. It is Management's intent to pursue such opportunities if, in our judgment, such transactions would be in the best interests of the shareholders. However, there can be no guarantee that such transactions, if successful, will be beneficial to the Company. Future revenues and profits will depend heavily on management's ability to acquire businesses, and to retain or attract management to operate these businesses profitably. The Company may, from time to time acquire a minority interest in such companies by exchanging shares of the Company's common or preferred stock for shares of common or preferred stock of such companies. In that event, the Company may have little or no control over the operations of the company with which it has exchanged shares. In addition, since such companies are likely to be privately-held, the Company may be unable to sell the shares so acquired at all, or at a price which will either recover the Company's investment cost or provide a return on investment.


A NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forwardlooking statements. All statements other than statements of historical fact are, or may be deemed to be, forwardlooking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forwardlooking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of the management of Nova Natural Resources Corporation concerning future results and events.

     The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe the objectives, plans or goals of Nova Natural Resources Corporation are or may be forwardlooking statements.

     Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Nova Natural Resources Corporation to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements included in this prospectus. In addition to the factors discussed above under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the Forwardlooking statements in this prospectus:

       - the timing, impact and other uncertainties related to pending and future acquisitions by Nova Natural Resources Corporation

      -    the timing or ability to raise capital

      -    the ability to attract and retain qualified management

      - interest rate fluctuations and other capital market conditions.

     These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forwardlooking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Nova Natural Resources Corporation. The forwardlooking statements in this prospectus are made only as of the date of this prospectus and Nova Natural Resources Corporation does not have any obligation to publicly update any forwardlooking statements to reflect subsequent events or circumstances. Nova Natural Resources Corporation cannot assure you that projected results will be achieved.

USE OF PROCEEDS

     Because this prospectus is solely for the purpose of permitting the participants in the 2001 Non-Qualified Stock Option Plan ("Participants") employees of Nova being paid with share certificates to offer and sell shares, Nova Natural Resources Corporation will not receive any proceeds from the sale of the shares being offered. The selling stockholders will receive all the proceeds. However, Nova Natural Resources Corporation, will receive the proceeds from any exercise of stock options which will be used for general corporate purposes.

DETERMINATION OF OFFERING PRICE

     This offering is solely for the purpose of allowing Participants to sell shares. The Participants may elect to sell some or all of their shares when they choose, in the near future or at a later date, at the price at which they choose to sell. As the market develops, the Participants will determine the price for their shares.

DILUTION

     This offering is for sales of shares by Participants. Such sales will not result in any dilution to the net tangible book value per share of the common stock of Nova Natural Resources Corporation before and after the sales.

PARTICIPANTS

     The Participants acquired beneficial ownership of all the shares offered for resale pursuant to this prospectus in compensatory transactions. These transactions include stock bonuses for employees and stock options issued or issuable under the 2001 Non-Qualified Stock Option Plan. A shareholder is deemed to beneficially own shares held in his or her name and certain shares he or she does not own but has the right to acquire upon option exercise or otherwise within 60 days after the date of this prospectus.

     After the sales are complete, the selling stockholders under this prospectus, beneficially owning 1% or more of the outstanding common stock will be Brian B. Spillane 1.7% and Edward T.S. Chan 3.0% based on 233,059,751 shares issued and outstanding on August 28, 2001.

PLAN OF DISTRIBUTION

     Nova Natural Resources Corporation is registering this offering
of shares on behalf of the Participants.   Nova Natural Resources
Corporation will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of its counsel, blue sky fees and expenses. The Participants will pay any underwriting discounts and selling commissions in connection with the sale of the shares.

     The Participants may sell the shares covered by this prospectus from time to time in one or more transactions through the OTC
Bulletin Board or an interdealer quotation system, on one or more securities exchanges, in alternative trading markets or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Participant will determine the prices at which they sell their shares in these transactions. The Participant may effect the transactions By selling the shares to or through broker-dealers.
In effecting sales, broker-dealers engaged by the Participants may arrange for other brokerdealers to participate in the resales. The shares may be sold by one or more, or a combination, of the following:

     - a block trade in which the brokerdealer attempts to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a brokerdealer as principal and resale by the brokerdealer for its account,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and
     -    privately negotiated transactions.

     The amount of securities to be offered or resold by means of this prospectus by each Participant, and any other person with whom he or she is acting in concert for the purpose of selling securities of Nova Natural Resources Corporation, is limited by SEC Rule 144(e)
(1) and (2). The number of shares resold may not exceed, during any three-month period, the greater of:

     - 1% of the shares of the class outstanding as shown by the most recent report published by the issuer, or

     - the average weekly reported volume of trading in such securities during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. For the purpose of determining the amount of securities sold during any three-month period, the following provisions shall apply:

         (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

         (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

         (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable;

         (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph SEC Rule 144(e)(1) or (2), whichever is applicable.

         (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in SEC Rule 144(e) (1) or (2), whichever is applicable; provided, that no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer;

         (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold;

         (vii) The following sales of securities need not be included in determining the amount of securities sold: securities sold pursuant to an effective registration statement under the Securities Act; securities sold pursuant to an exemption provided by Regulation A under the Securities Act; securities sold in a transaction exempt pursuant to Section 4 of the Securities Act and not involving any public offering; and securities sold offshore pursuant to Regulation S under the Securities Act.

         The Participants may enter into hedging transactions with broker-dealers. In these transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the Participants. The Participants also may sell the common stock short pursuant to this prospectus and redeliver the shares to close out these short positions. The Participants may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus. The Participants also may loan or pledge the shares to a broker-dealer. The broker-dealer may then sell the loaned shares or, upon a default by the Participant, the broker-dealer may sell the pledged shares pursuant to this prospectus.

         The Participants may engage in other financing transactions that may include forward contract transactions or borrowings from financial institutions in which the shares are pledged as security. In connection with any of these forward contract transactions, the Participants would pledge shares to secure their obligations and the counterparty to these transactions would sell the common stock short to hedge its transaction with the Participant. Upon a default by the Participant under any of these financings, including a forward contract transaction, the pledgee or its transferee may sell the pledged shares pursuant to this prospectus. Any such pledgee or its transferee will be identified in this prospectus by post-effective amendment to the registration statement of which it is a part.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Participant. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated with a Participant in connection with the sale. Broker-dealers or agents, any other participating broker-dealers and the Participants may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the Participants may be deemed to be "underwriters" within the meaning of Section 2(11)of the Securities Act, the Participants will be subject to the prospectus delivery requirements of the Securities Act.

      The Participants will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations, including Regulation M. These provisions may limit the timing of purchases and sales of shares of the common stock of Nova Natural Resources Corporation by the participants. Nova Natural Resources Corporation will make copies of this prospectus available to the Participants and has informed them of the need for delivery of copies of this prospectus to purchasers at or before the time of any sale of the shares.

LEGAL OPINION

         Stubbs Law Offices, Twin Falls, Idaho has passed upon the legality of the shares offered by this prospectus.

EXPERTS

     The consolidated statements of operations, stockholders' equity and cash flows of Nova Natural Resources Corporation included in this prospectus for the years ending September 30, 2000 and September 30, 1999, have been included herein by reference, in reliance on the report of Hein + Associates LLP, independent certified public accountants, given on authority of that firm as experts in accounting and auditing.

         The combined statements of operations, stockholders' equity and cash flows of Zhuhai Donghao Electronic Development Ltd. as at December 31, 2000 and 1999 which appears in the Company's Report on Form 8-K, as amended, for an event which occurred on February 27, 2001, has been included herein by reference, in reliance on the report of Eddy S.L. Chin, Chartered Accountant, an independent chartered accountant, given on authority of that firm as experts in accounting and auditing.

      With respect to the unaudited interim financial information included herein, neither the independent certified public accountants nor the chartered accountants, have audited the information and neither has expressed an opinion or any other form of assurance with respect to this information.

How To Obtain Additional Information

         Nova Natural Resources Corporation has filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. The prospectus does not contain all of the information set forth in the registration statement. For further information with respect Nova Natural Resources Corporation and the securities offered by this prospectus, refer to the registration statement. In addition, Nova Natural Resources Corporation is subject to the informational reporting requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information may be inspected and copied at the
public reference facilities maintained by the SEC.   You may read
and copy the registration statement and any materials Nova Natural Resources Corporation files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at450 Fifth Street, N.W., Washington, DC 20549.
The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1800SEC0330. The Securities and Exchange Commission also maintains an Internet site at www.sec.gov where Nova Natural Resources Corporation Securities and Exchange Commission filings can be viewed.

EXHIBIT 5.1

                     STUBBS LAW OFFICES
                    212 2ND Avenue West
                     Twin Falls, 83301
                  Telephone 208-734-6677
                  Facsimile 208-733-8373


August 28, 2001

Nova Natural Resources Corporation
4340 Kentucky Avenue, Suite 418
Glendale, Colorado 80246-2060
Fax: 720.524.1364

     Re:  Form S-8 Registration Statement

Gentlemen:

   You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Nova Natural Resources, Inc. Inc. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933 in connection with 10,000,000 shares of common stock, $.10 par value issuable pursuant to a Consulting Agreement dated June 8, 2001; 2,500,000 shares of common stock, $.10 par value issuable pursuant to Employment Agreements Dated August 23, 2001, and July 10, 2001; and 11,653,000 shares of common stock, $.10 par value issuable pursuant to the 2001 Non-Qualified Stock Option Plan (the "Shares.")

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                      /s/ Stubbs Law Offices

 				STUBBS LAW OFFICES


EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the Registration Statement Form S-8 of Nova Natural Resources Corporation of our report dated November 20, 2000, accompanying the financial statements of Nova Natural Resources Corporation, also incorporated by reference contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



HEIN+ASSOCIATES LLP

Denver, Colorado
August 29, 2001


EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


     As an independent chartered accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Nova Natural Resources Corporation, which report appears in the Company's Report on Form 8-K, as amended, for an event which occurred on February 27, 2001 and to all references to this firm included in such Registration Statement.


                              /s/
				EDDY S.L. CHIN
 				CHARTERED ACCOUNTANT

Toronto, Canada
August 28, 2001